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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

            Date of report (Date of earliest reported): July 21, 2003

                           Championlyte Holdings, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Florida
                 (State or Other Jurisdiction of Incorporation)

                  000-28223                          65-0510294
           (Commission File Number)       (IRS Employer Identification No.)

                        2999 NE 191st Street, Penthouse 2
                        North Miami Beach, Florida 33180
               (Address of Principal Executive Offices)(Zip Code)

                                  (561)394-8881
              (Registrant's Telephone Number, Including Area Code)



          (Former Name or Former Address, if Changed Since Last Report)




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INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

On May 28, 2003, Championlyte Holdings, Inc. filed a complaint against InGlobalVest, Inc. Steve Sherb, Barry Patterson, Uche Osuji, John Doe #1, Alan Posner and Christopher A. Valleau alleging the fraudulent conveyance of the firm's Old Fashioned Syrup Company, Inc. subsidiary. The complaint was filed against the above named defendants in the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida and was for monetary damages, injunctive declaratory and equitable relief. The lawsuit further claimed that we have suffered irreparable damage and we were seeking to rescind the sale of the securities in the Syrup Company to InGlobalVest and restore ChampionLyte, the Syrup Company and InGlobalVest to their respective positions prior to the time the transaction was entered.

On July 21, 2003, we reached a settlement with Defendants, InGlobalVest, Steve Sherb, Barry Patterson, Uche Osuji and Christopher A. Valleau ("Defendants") in this matter. In addition negotiations with Defendant Alan Posner are ongoing and if a settlement is not reached within a reasonable period of time we will proceed with the litigation against Mr. Posner in a timely manner.

Pursuant to a Settlement Agreement with the other Defendants, the parties have agreed to stay the case pending the completion of the certain obligations prior to August 20, 2003. In the event all obligations are performed by such date, we shall dismiss all claims against these Defendants. Upon satisfaction of these obligations, the lawsuit against Defendants, InGlobalvest, Steve Sherb, Barry Patterson and Uche Osuji shall be dismissed with prejudice and the lawsuit against Defendant, Christopher Valleau, shall be dismissed without prejudice. If such obligations are not met by August 20, 2003, or such date is not extended by the mutual consent of the parties, then the case will be reactivated for the purpose of enforcing the obligation of the parties under the Settlement Agreement. Therefore, whether these obligations are met, this action will be finally resolved with regard to these Defendants.

Pursuant to the terms of the Settlement Agreement, InGlobalvest has agreed to deliver any and all stock certificates in the Old Fashioned Syrup Company as well as all books and records to the Company, to our counsel by August 20, 2003. In addition, InGlobalvest agreed to appoint a representative to assist in the change in control and management and has agreed to enter into a non-interference agreement with us with respect to the Old Fashioned Syrup Company. InGlobalvest has warranted and represented to us that the financial conditions depicted in the books and records tendered to us on July 15, 2003 were true accurate and complete as of that date to the best of InGlobalvest's knowledge and that no known liabilities were omitted from disclosure in such records.

In consideration for the return of the Old Fashioned Syrup Company we have agreed to pay $125,000 to InGlobalVest in the following manner: $20,000 by the close of business on July 21, 2003 and the balance of the funds no later than August 20, 2003. In the event, that the full terms of the settlement are not completed by us, the $20,000 shall be forfeited to InGlobalvest. Our decision to pay $125,000 for the return of the Old Fashioned Syrup Company was as a result


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of the infusion of capital into the Old Fashioned Syrup Company by InGlobalvest, the outstanding original loan made to Championlyte by InGlobalvest and a restructuring of the Old Fashioned Syrup Company by InGlobalvest, during their ownership of such business, which reduced some of the outstanding liabilities of such entity. Based on these factors, we believe that the payment of $125,000 for the Old Fashioned Syrup Company was warranted and that the return of such business to us will increase our shareholder value.

We also agreed to the following conditions for such settlement:

         1. As part of the payment of the $125,000, Churchhill Investments, Inc. which provides factoring for us, has agreed to assign its UCC-1 Financing Statement for the first $50,000 on our Accounts Receivable, Equipment, Inventory and General Intangibles of Championlyte Beverages, Inc. which it currently holds as security pursuant to its Factoring Agreement with us dated June 30, 2003;

         2. We agreed to dismiss the lawsuit with prejudice and issue releases to Defendants, InGlobalvest, Steve Sherb, Barry Patterson and Uche Osuji and to dismiss the lawsuit without prejudice against Christopher Valleau;

         3. We agreed to issue a written statement which exculpates InGlobalVest, Inc. Steve Sherb, Barry Patterson and Uche Osuji from any fraudulent acts as alleged in the complaint. This statement does not apply to Defendants, Christopher Valleau and Alan Posner;

         4.       We agreed to pay Christopher Valleau the sum of $3,000 via six
                  (6) equal monthly installments and Mr. Valleau agreed to forfeit the balance of his unpaid salary and retire all stock options. Mr. Valleau has agreed to issue a full release to us and the holders of the US Bancorp Series II Preferred Stock for such payments although such amount is a relatively small portion of the back payroll owed to Mr. Valleau; and

         5. We agreed that, after 24 hours notice to us, the Old Fashioned Syrup Company can enter into agreements, in the ordinary course of its business, to facilitate its capital requirements and the settlement figure will be increased based on such amounts.

The Old Fashioned Syrup Company

The Old Fashioned Syrup Company ("Syrup Company") manufactures and sells a sugar-free, fat-free chocolate flavored syrup. Commencing in 1998, the Syrup Company sold its syrup under its trademark The Old Fashioned Syrup Company(R). In 1998, the Syrup Company entered into a ten (10) year license agreement with Cumberland Packing Corp. in which it was granted the exclusive license to utilize the well-known Sweet 'N Low(R) brand name for its sugar-free, fat-free chocolate syrup product. The license agreement has an initial term of ten (10) years, expiring December 31, 2008. The Syrup Company has the right to renew the agreement for two (2) additional seven (7) year terms, so long as we are not in default under the agreement. The

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agreement contains minimum royalty and marketing expenditure requirements during each year of the term. The Syrup Company has two wholly-owned subsidiaries, The Old Fashioned Egg Cream Company, Inc. and The Original Egg Cream Company, Inc., both of which are Florida corporations. We have been advised that there are outstanding issues which must be resolved with Cumberland Packing Corp. with regard to this license agreement. Until we obtain the books and records and receive authorization to contact Cumberland directly, we can not resolve these issues at this time. It is our intention to work diligently with Cumberland to resolve any issues regarding these licenses as soon as we have authority to do so.

Since its inception the Syrup Company made various attempts to formulate and manufacture an acceptable suitable sugar-free chocolate syrup. Finally, in 1998, the Syrup Company obtained the right mix and arranged through a co-packer in New Jersey to manufacture, bottle and ship the chocolate syrup under its registered trademark. However, the since it was difficult to obtain shelf space in food stores for the new product, the Syrup Company concluded that the success of this product would be significantly enhanced if it could obtain a recognized brand name. Therefore, in November 1998, the Syrup Company succeeded in obtaining an exclusive license for the trademark Sweet 'N Low for use on chocolate syrups. Sweet 'N Low is the trademark under which the world's most popular sugar substitute is sold, most recognizably in the small, pink packets. Cumberland had licensed its trademark to candy and cookie manufacturers, but this agreement was the first license for syrup. In January 1999, the Syrup Company made its first shipments of Sweet 'N Low brand chocolate syrup. The name recognition was helpful in attracting new customers, as well as food brokers to sell on its behalf. By the end of 1999, the Syrup Company had expanded its customer base to more than 150 customers and is currently available in over 16,000 food outlets in the U.S. In early 2000, the Syrup Company expanded its product line to include two new flavors: strawberry and vanilla creme. The expansion of its product line also enabled it to produce "rainbow packs" of our three flavors, which has been a productive marketing technique.

ITEM 7.  EXHIBITS.

NUMBER   EXHIBIT
------   -------
99       Press Release dated August 7, 2003



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                           CHAMPIONLYTE HOLDINGS, INC.

                                                     By: /S/ DAVID GOLDBERG
                                                        -----------------------
                                                             David Goldberg
                                                             President

August 7, 2003


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